Confidential Separation Agreement This Separation Agreement (“Agreement”) is made between you, Stephanie R. Raymond, PPL Electric Utilities, Inc. (“EU”), and PPL Corporation and sets forth the terms of your separation from EU, PPL Corporation, and their respective affiliates (collectively the “Company”, as further defined below). This Agreement will become effective upon the “Effective Date” as specified in Section 14(a), below. Once effective, this Agreement will be a legally binding document representing the entire agreement between you and the Company (collectively, the “Parties”) regarding the subjects it covers. Throughout this Agreement, the term the “Company” includes all of the Company’s affiliates and related entities (including without limitation PPL Corporation, EU, PPL Services Corporation, the Narragansett Electric Company d/b/a Rhode Island Energy, etc.), and all of their current and former trustees, officers, agents, employees, insurers and attorneys, the PPL Corporation Executive Severance Plan (“Severance Plan”) and all other employee benefit plans and arrangements and their administrators, trustees and other fiduciaries, and all successors and assigns of all of the foregoing. 1. Separation Date. The Parties mutually agree that your last day of employment will be September 1, 2023 (the “Separation Date”). Your last day worked shall be August 30, 2023, however, and you shall have no further job duties to perform after that date, other than as set forth herein. (a) Corporate Governance. You hereby resign from all positions as a director and/or officer with the Company and its affiliates, if any, effective immediately. You confirm and agree that, as of the date that you received this Agreement, you will not take any actions on behalf of the Company or its affiliates, including acting as an agent of the Company. In addition, you acknowledge that, as of the date that you received this Agreement, you will not represent yourself to be an officer, director, agent or representative of the Company for any purpose, direct the work of any employee of the Company, or make any management decisions, or undertake to commit the Company to any course of action in relation to third parties. 2. Consideration. (a) Eligibility. Provided that you: (i) sign and do not revoke this Agreement, including the waiver and release of claims in favor of the Company and restrictive covenants contained in it, within 45 days following the Separation Date; and (ii) remain in compliance with the terms of this Agreement, the Company agrees to provide you with the payments and benefits set forth in Section 2(b), below. (b) Consideration. Subject to satisfying the eligibility criteria in Section 2(a) above and the applicable terms of the Severance Plan, the Company agrees to provide you with the following payments and benefits (collectively referred to as the “Separation Benefits”): (i) Salary Payment. The Company will pay you a lump sum cash payment in the gross amount of $933,592.00, less any applicable deductions and withholdings, which is equal to two years of your base salary as of the Separation Date. Payment will be made on the first regularly scheduled Company payroll date immediately following the date that is six months after the Separation Date. (ii) Short Term Cash Incentive Award (“STI Award”). The Company will pay you an STI Award for services rendered in 2023. The gross amount of this STI Award will be $326,757.20, which amount was calculated based on your personal annual STI Award target (70% of your 2023 base salary). Payment will be made on the first regularly scheduled Company payroll date immediately following the date that is six months following the Separation Date. DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6

2 Confidential (iii) Long Term Incentive Plan Awards (“LTIP Awards”). The Company will also modify vesting and distribution of 14,888.411 Restricted Stock Units (“RSUs”) previously granted to you, which otherwise would be forfeited by virtue of separation. RSUs subject to this paragraph will vest upon separation and be distributed six (6) months after the Separation Date, payable in PPL common stock at the time of distribution, and subject to the terms and conditions of the Severance Plan and PPL Incentive Compensation Plan for Key Employees, as applicable. Any outstanding performance unit awards will be administered according to the applicable grant agreements. For the avoidance of doubt the 2021-2023 PU TSR, 2021-2023 PU ROE, 2022-2024 PU TSR, 2022-2024 PU Earnings Growth, 2022-2024 PU Environmental, Social, and Governance, 2023-2025 PU TSR, 2023-2025 PU Earnings Growth, and 2023- 2025 PU Environmental, Social, and Governance are not subject to the modified vesting and/or distribution described in this Section and will be forfeited upon separation. (iv) COBRA Payment. The Company will pay you a lump sum cash payment in the amount of $17,500.80, which is equal to the aggregate amount of the employee portion of COBRA premiums (based on the rate in effect as of the Separation Date) for a period of 24 months. This amount is understood by the Parties to be a stipend intended to defray the cost of COBRA premiums otherwise payable by you for continuation of health benefit elections effective as of the Separation Date. Payment will be made on the first regularly scheduled Company payroll date immediately following the date that is six months following the Separation Date. (v) Lump Sum Payment. The Company will pay you a lump sum cash payment of $50,000 in lieu of outplacement and financial planning services. Payment will be made on the first regularly scheduled Company payroll date immediately following the date that is six months following the Separation Date. (c) Other Payments. Regardless of whether you sign this Agreement, the Company will provide you with any earned but unpaid base salary through the Separation Date, reimbursement for any outstanding expenses for which you have not been reimbursed and which are authorized, any accrued but unused vacation, and any vested benefits under the Company’s employee benefit plans in which you participate, in accordance with the terms of such plans, as accrued through the Separation Date. The Company is also obligated by law to advise that you may be eligible to file an unemployment compensation claim the first week that employment stops or work hours are reduced. Any award of benefits, however, is subject to the Pennsylvania Unemployment Compensation Law and any determination of eligibility is made solely by the UC Board. To file a claim, you will need: 1) full legal name; 2) social security number; and 3) if not a citizen/resident, evidence of work authorization in the United States. Additional information and assistance is available at https://www.uc.pa.gov/Pages/default.aspx or via toll-free telephone number (888- 313-7284). 3. Benefits Termination. For purposes of any benefits provided under any Company benefits plan, your employment will terminate on the Separation Date. For information on continuing health benefits through COBRA, see below. If there are any discrepancies between this Agreement and the applicable benefit plan documents, the applicable plan documents will govern. The Company reserves the right, in its sole discretion, to change or discontinue its benefit plans at any time, with or without prior notice. 4. Continuation of Health Coverage. You will receive information, under separate cover, regarding your rights under the COBRA health coverage continuation provisions of applicable law, as well as time frames necessary for continuations, conversions and/or distribution of benefits under the Company’s benefit programs after your employment terminates. DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6

3 Confidential 5. Release of Claims. In exchange for the Separation Benefits, you hereby waive, to the fullest extent permitted by law, all claims available under federal, state or local law against the Company and the trustees, officers, employees, and agents of the Company, including but not limited to all claims arising out of your employment with EU or the termination of that employment, or arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Rehabilitation Act, the Civil Rights Acts of 1866 and 1991, the Employee Retirement Income Security Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Fair Labor Standards Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Genetic Information Non-discrimination Act, the Family and Medical Leave Act, Section 1981 of U.S.C, Title VII of the Civil Rights Act of 1964, as amended, the National Labor Relations Act, the Occupational Safety and Health Act, the Pregnant Workers Fairness Act, the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Minimum Wage Act, the Pennsylvania Whistleblower Law, if applicable, the Pennsylvania Pregnancy, Childbirth and Childrearing Law, if applicable, as well as any claims arising under any federal, state or local fair employment practices statutes, regulations, or ordinances, wrongful termination claims, breach of contract claims, discrimination claims, harassment claims, retaliation claims, whistleblower claims (to the fullest extent they may be released under applicable law), defamation or other tort claims, and claims for attorneys’ fees and costs. You also specifically waive all rights to recover any damages under the Energy Reorganization Act of 1974, as amended, and the Energy Policy Act. Notwithstanding the foregoing, you are not waiving your right to (i) any vested benefits under a Company benefit plan, the rights to which are governed by the terms of the applicable plan documents and/or award agreement, (ii) claims for unemployment or workers’ compensation benefits, (iii) any medical claim incurred during your employment that is payable under applicable medical plans or a Company-insured liability plan, (iv) claims arising after the date on which you sign this Agreement, (v) any rights to indemnification and defense that may exist under the Company’s bylaws and under directors and officers insurance with respect to your service as an employee or officer of the Company, or (vi) claims that are not otherwise waivable under applicable law. 6. Continuing Obligations. You agree that you remain bound by any prior restrictive covenant agreements between you and the Company. In addition, you agree to the following: (a) Non-Solicitation of Employees. You understand and acknowledge that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. For a period of at least one year following the Separation Date, you agree and covenant not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce any employee of the Company to leave. (b) Confidential Information. You acknowledge that during your employment you became privy to the Company’s trade secrets and/or other confidential proprietary information that is not generally known to the public including, but not limited to, information about employees of the Company; information about finances, costs, business, operational, or strategic plans of the Company; and related information (“Confidential Information”). You agree not use or disclose, either directly or indirectly, any Confidential Information unless or until such time as the information becomes generally known to the public through no fault of your own. (c) Limits on Adverse Comments. Except as provided in Section 9 below, you agree not to make (or cause to be made or encourage to be made) to anyone any negative or disparaging statements about the Company or any of its employees, officers, directors, or affiliates, or the services, reputation, DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6

4 Confidential financial status, or business relationships of any of the foregoing. You also agree not to intentionally do anything that damages the Company or any of its employees, officers, directors, or affiliates, or the services, reputation, financial status, or business relationships of any of the foregoing. This includes, but is not limited to, the direct or indirect publication of negative or disparaging statements via social media (e.g., Twitter/X, Facebook/Meta, Tumblr, Instagram), video sites (e.g., YouTube, Vimeo), media outlets, blogs, books, professional networking sites (e.g., LinkedIn, Glassdoor, etc.), as well as comments to news stories, blog posts, social media postings, videos, or professional sites. (d) Duty of Cooperation. You agree to reasonably cooperate with the Company and its counsel after the Separation Date with respect to any matter (including any litigation, investigation, audit, or governmental proceeding) which relates to your employment with the Company. This cooperation may include appearing from time-to-time for conferences and interviews at mutually agreeable times and providing the officers of the Company and its counsel with the full benefit of your knowledge with respect to any such matter. If your assistance is required, you and the Company shall execute a consulting agreement setting forth the terms and conditions of any such engagement. The Company agrees to reimburse you for any reasonable out-of-pocket expenses incurred by you in connection with such cooperation and mutually agreed upon in advance by you and the Company. (e) Remedies. Any violation of Section 6(a), 6(b), 6(c), or 6(d) that occurs after the date on which you were given this Agreement, even if prior to the Effective Date: i) shall immediately render the terms and conditions offered to you by the Company in this Agreement null and void; and ii) may result in rescission of the Company’s offer to pay some or all of the consideration set forth in Section 2(b) above. In the event of a breach or threatened breach by you of Sections 6(a) through (d) of this Agreement, you hereby consent and agree that money damages would not afford an adequate remedy and that Company shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages. You further agree that any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief. 7. Return of Records and Equipment. Within seven (7) days of your Separation Date, you will return to the Company all documents, manuals, office equipment, credit cards and other things belonging to the Company which you have borrowed or which you possess or control. This Section expressly requires the return of, among other things, all Confidential Information in your possession. To the extent that you have made use of your own personal computing devices (e.g., PDA, laptop, thumbdrive, etc.) during employment with the Company, you agree to delete all Company property and information from such personal computing devices, and/or permit the Company to remotely delete all Company property and information from such personal computing devices. You authorize the Company to deduct from your paycheck or amounts paid under this Agreement any money owed the Company as a result of items which are not returned or for loans or advances you have received and which remain unpaid, if you agreed to allow such deductions at the time the loans or advances were made. 8. Confidentiality. Except for your spouse (past, current, and future), children (current and future), financial advisors, accountants, and/or attorneys, who shall be informed by you of and bound by this confidentiality requirement, and/or to the extent disclosure is compelled by law or subject to Section 9 below, you specifically agree not to communicate with any third party, including but not limited to press or media outlets, about the circumstances surrounding your separation from employment other than to confirm that you separated by mutual agreement. Neither you nor any of your representatives shall in any way publicize in or give comment to any print, broadcast or electronic medium (including, but not limited to, the Internet) DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6

5 Confidential as to the fact of this Agreement and/or the terms and conditions of this Agreement, including, without limitation, the consideration, including the Separation Benefits. You shall not, however, be precluded from disclosing the terms and conditions of this Agreement in a subsequent proceeding relating to breach or enforcement of this Agreement. 9. Reports to Government Entities. Nothing in this Agreement, including the Limit on Disclosures, Limits on Adverse Comments, or Release of Claims clauses, restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including without limitation the EEOC, (“Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, you are waiving your right to receive any individual monetary relief from the Company or any others covered by the Release of Claims resulting from such claims, regardless of whether you or another party has filed them, and in the event you obtain such monetary relief, the Company will be entitled to an offset for the payments made pursuant to this Agreement, except where such limitations are prohibited as a matter of law. Nothing set forth in this Agreement limits your right to receive a monetary award for information provided to the SEC, DOL or any other government agency, commission or entity pursuant to Rule 21F-17 promulgated under the Securities Exchange Act of 1934, as amended. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law. 10. No Other Amounts Due. You acknowledge that the Company has paid you all wages, salaries, bonuses, benefits and other amounts earned and accrued, less applicable deductions, and that the Company has no obligation to pay any additional amounts, other than the payments and benefits described herein. You further acknowledge that the payments and benefits provided under this Agreement fully satisfy any obligation the Company may have to provide benefits under the Severance Plan or any other Company benefit plan which could provide severance or other similar benefits. 11. Notices. Notices and all other communications provided for in this Agreement shall be delivered (a) to you at the last address maintained in the Company’s records, and (b) to the Company by delivering such notice or communications to the individual and at the address, including e-mail address, set forth below. Wendy E. Stark Executive Vice President, Chief Legal Officer and Corporate Secretary PPL Corporation 2 North 9th Street, GENTW 16, Allentown, PA 18101 E-mail Address: wstark@pplweb.com; Telephone Number: (610) 774-6872 12. Medicare Disclaimer. You represent that you are not a Medicare Beneficiary as of the time you enter into this Agreement. To the extent that you are a Medicare Beneficiary, you agree to notify the Company in accordance with the notice provisions set forth in Section 11, above. DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6

6 Confidential 13. Acknowledgement of Voluntariness and Time to Review. You acknowledge that: (a) You have read this Agreement and you understand it; (b) You are signing this Agreement voluntarily in order to release your claims against the Company in exchange for the Separation Benefits, which, in the aggregate, are greater than you would have otherwise received; (c) You are signing this Agreement within 45 days after the Separation Date; (d) You were offered at least 45 days to consider your choice to sign this Agreement; (e) The Company advises you to consult with an attorney; (f) You know that you can revoke this Agreement within 7 days of signing it and that this Agreement does not become effective until that 7-day period has passed; (g) To revoke this Agreement, you agree to notify the Company in accordance with the notice provisions set forth in Section 11, above; (h) You agree that changes to this Agreement before its execution, whether material or immaterial, do not restart your time to review this Agreement; and (i) You acknowledge that nothing in this Agreement is an admission of any wrongdoing, liability, or unlawful activity by you or by the Company. 14. Effective Date. (a) Effective Date. This Agreement will become effective and enforceable upon the expiration of the seven (7) business day revocation period provided for in Section 13(f), above (the “Effective Date”). If you fail to return an executed original to the Company in accordance with the notice provisions set forth above, within 45 days following the Separation Date, then this Agreement, including but not limited to the obligation of the Company to provide the Separation Benefits, shall be deemed automatically null and void. (b) Revocation Period. When you sign this Agreement, this Agreement becomes effective immediately after the 7-day revocation period following that signature, if you do not revoke this Agreement. 15. Section 409A. This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code or an exception and shall be administered accordingly. Notwithstanding anything in this Agreement to the contrary, distributions may only be made under this Agreement upon an event and in a manner permitted by section 409A or an applicable exemption. Payments to be made upon termination of employment under this Agreement may only be made upon a “separation from service” under section 409A. For purposes of section 409A, each payment shall be treated as a separate payment. In no event may you, directly or indirectly, designate the calendar year of a payment. 16. Tax Withholding. All payments under this Agreement are subject to applicable tax withholding. 17. Entire Agreement. This Agreement contains the full agreement between you and the Company and completely supersedes any prior written or oral agreements or representations concerning the subject matter thereof. Notwithstanding the foregoing, this Agreement shall not relieve you of any DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6

7 Confidential contractual or common law obligations you have to the Company that by their nature are intended to survive the termination of your employment. Any oral representation or modification concerning this Agreement shall be of no force or effect. 18. Severability. In the event a court, arbitrator, or other entity with jurisdiction determines that any portion of this Agreement (other than the general release clause) is invalid or unenforceable, the remaining portions of this Agreement shall remain in full force and effect. 19. Governing Law. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, without reference to that jurisdiction’s choice of law rules. 20. Signature. If you choose to accept this Agreement, please sign and date this Agreement in the space provided on the following page, and return this Agreement to the Company in accordance with the notice provisions set forth in Section 11, above, no later than 45 days after the Separation Date. [Signature Page Follows] DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6

Signature Page to Separation Agreement I agree to all terms of this Agreement as of the date of this signature. Stephanie R. Raymond PPL Services Corporation Date: By: Title: Date: DocuSign Envelope ID: D5E6C64A-5B9B-4544-92ED-91E6693F38B6 October 5, 2023